Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-73376, 333-04295, 333-41768, 333-88914, and 333-182217 on Form S-8 and Registration Statement Nos. 333-90395, 333-62830, 333-108947, and 333-205457 on Form S-3 of our report dated February 29, 2016, relating to the consolidated financial statements and consolidated financial statement schedules of CBL & Associates Properties, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of new accounting guidance for reporting discontinued operations and disposals of components of an entity), and the effectiveness of CBL & Associates Properties, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of CBL & Associates Properties, Inc. and CBL & Associates Limited Partnership for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
February 29, 2016